EXHIBIT 4.1

Consent of Independent Registered Public Accounting Firm

Nuveen Unit Investment Trust, Series 161

We consent to the use of our report dated November 10, 2016, with respect to the financial statements of Nuveen Unit Investment Trust, Series 161, comprising Nuveen Zacks Select Equities Blend Portfolio, 4Q 2016 and Nuveen Zacks Select Equity Income Portfolio, 4Q 2016, included in Amendment No. 2 to the Registration Statement on Form S-6 (File No. 333-212474) and related Prospectus and to the reference to our firm under the heading “Experts,” in Part B of the Prospectus.

/s/ KPMG LLP

KPMG LLP

Chicago, Illinois

November 10, 2016